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                                                                    Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the inclusion of our report dated December 7, 2001, regarding the financial statements of Airshield Corporation as of and for the years ended December 31, 2000 and 1999 as included in the Core Materials Corporation Form 8-K/A, and to all references to our firm included therein.


                         /s/ PATTILLO, BROWN & HILL, LLP


Waco, Texas
December 26, 2001







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